Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-159022) pertaining to the 2006 Incentive Compensation Plan of Golfsmith International Holdings, Inc. of our report dated February 25, 2010, with respect to the consolidated financial statements of Golfsmith International Holdings, Inc. included in this Annual Report (Form 10-K) for the fiscal year ended January 2, 2010.

/s/ Ernst & Young LLP

Austin, Texas
February 25, 2010